  Exhibit 99.1

cbdMD Reports Q3 Net Sales Increase 42% Sequentially to Over $8 Million

Company Provides Guidance of $24M-$26M in Net Sales for Fiscal Year Ending September 2019

Company Provides Guidance of $80M-$90M in Net Sales for Fiscal Year Ending September 2020

CHARLOTTE, N.C.—August 14, 2019—(BUSINESS WIRE)--cbdMD, Inc. (NYSE American: YCBD), reported today that in its fiscal quarter ended June 30, 2019, the company generated total net sales of $8,044,000 up 42% sequentially from the March 31, 2019 quarter and over 500% from the June 30th, 2018 quarter, (which was prior to the December, 2018 acquisition of the brand).

FINANCIAL HIGHLIGHTS:

●
Total net sales in the quarter ended June 30, 2019 were $8,044,336 up 42% sequentially from the March 31, 2019 quarter and over 500% from the June 30th, 2018 quarter (which was prior to the December, 2018 acquisition of the brand). Total gross sales in the quarter ended June 30, 2019 were $9,784,199 million and allowances for the quarter were $1,739,863.

●
Gross profit was $5.1 million in the third quarter ended June 30, 2019, representing a margin of 63% of net sales, in line with gross margins reported in the March 31, 2019 quarter.

●
Working capital increased to $19.8 million at June 30, 2019, up from working capital of $12.3 million at March 31, 2019. Cash on hand was $11.6 million as of June 30, 2019.

●
Ecommerce sales platform generated approximately 60% of net sales.

●
Retail store count grew to over 3,000 doors from approximately 600 in December 2018.

●
The loss from operations for the quarter was $8,260,000 of which $2.1 million was a non cash, impairment charge of intangible assets related to the prior licensing and brand management businesses (IM1 and EE1) and $2 million was a non-cash charge related to stock option expenses.

●
The fully diluted net loss for the quarter was $1.19 per share or $27.7 million of which 78% or $21.5 million was attributed to the change in the value of the contingent liability related to acquisition of the cbdMD brand. The change in value was primarily related to the increase in the company’s stock price during the June quarter.

cbdMD, Inc. also announced net sales guidance:
●
Fiscal year ending September 2019, net sales guidance of $24 million to $26 million.

●
Fiscal year ending September 2020, net sales guidance of $80 million to $90 million.

“Our strong third quarter results place us in a great position to exceed established revenue targets for the first year of operations for cbdMD,” stated Martin A. Sumichrast, Chairman and co-CEO of cbdMD. “Moreover, we believe we are now on track to reach the five-year earn-out hurdle of $300 million in aggregate net revenue by the end of calendar 2021, full two years ahead of schedule.”

“We’ve increased the number of locations cbdMD products are available in by 500% since the acquisition of the brand last December, and with the building momentum of retailer acceptance subsequent to the passage of the Farm Bill, we are pursuing every opportunity available to us vigorously as we continue to work to build cbdMD into the top recognized brand in the industry,” continued Sumichrast.

“To secure our leadership position in the CBD industry and create a truly world-class brand in one of the most exciting market opportunities globally, we continue to strategically invest in growing valuable partnerships and sponsorships with world-class athletes that resonate with our customers. In the June quarter we signed several significant sponsorships, including professional golfer and 12-time PGA Tour winner Bubba Watson, Ice Cube’s Big 3 basketball league, Bellator MMA, and Nitro Circus,” stated Scott Coffman, founder of the brand and co-CEO of cbdMD.

“We believe our sponsorship initiatives really set us apart as we seek to grow market share. While many of our peers continue to see challenges in the restrictive advertising environment surrounding CBD, we believe we’ve created a strong competitive advantage that puts our brand in front of tens of millions of potential consumers globally. We’re applying this same approach to our newly launched pet brand “Paw CBD” and anticipate great results from these efforts as we move forward. Overall, I couldn’t be prouder of what our team has accomplished since the merger and look forward to sharing ongoing successes with our shareholders in the months and quarters ahead,” concluded Sumichrast.

CONFERENCE CALL DETAILS

Wednesday, August 14, 2019, 4:15 p.m. Eastern Time

Domestic:	1-844-407-9500
International:	1-862-298-0850

Replay dial in – Available through September 14, 2019

Domestic:	1-877-481-4010
International:	1-919-882-2331
Replay ID:	53043

Webcast Replay link – available through November 14, 2019:
https://www.investornetwork.com/event/presentation/53043

About cbdMD, Inc.

cbdMD, Inc. (NYSE American: YCBD) owns and operates the nationally recognized consumer cannabidiol (CBD) brand cbdMD whose current products include CBD tinctures, CBD gummies, CBD topical, CBD bath bombs, CBD oils, and CBD pet products. The company also operates licensing and corporate brand management businesses as well as the products division.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to the expansion of the consumer market for CBD products and our ability to increase our market share, our limited operating history, our ability to expand our business and significantly increase our revenues, our ability to effectively leverage our brand partnerships and sponsorships, our ability to effectively compete in our market, our ability to achieve our net sales guidance, and our ability to report profitable operations in the future. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as filed with the Securities and Exchange Commission (the "SEC") on December 12, 2018, our Quarterly Report on Form 10-Q for the period ended June 30, 2019 as filed with the SEC on August 14, 2019 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Investors:

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515

RedChip Companies
Craig Brelsford
craig@redchip.com
407-644-4256

cbdMD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2019 AND SEPTEMBER 30, 2018

	(Unaudited)
	June 30,	September 30,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$11,633,213	$4,282,553
Accounts receivable	562,800	307,874
Accounts receivable - related party	1,103,628	1,537,863
Accounts receivable other	276,795	1,743,874
Deposits	6,850	-
Merchant reserve	626,160	-
Marketable securities	880,132	1,050,961
Investment other securities	1,159,112	1,159,112
Note receivable	486,000	459,000
Note receivable - related party	-	156,147
Inventory	3,116,458	123,223
Inventory prepaid	643,649	-
Deferred issuance costs	-	28,049
Prepaid consulting agreement	-	200,000
Prepaid rent	60,000	180,000
Prepaid services with stock	198,000	-
Prepaid equipment - deposit	889,673	-
Prepaid expenses and other current assets	543,607	561,491
Total current assets	22,186,077	11,790,147

Other assets:
Property and equipment, net	1,016,757	53,480
Goodwill	55,133,697	-
Intangible assets, net	22,572,097	3,173,985
Total other assets	78,722,551	3,227,465

Total assets	$100,908,628	$15,017,612

cbdMD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2019 AND SEPTEMBER 30, 2018
(continued)

	(Unaudited)
	June 30,	September 30,
	2019	2018
Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$1,886,395	$473,717
Accounts payable - related party	-	7,860
Deferred revenue	4,585	161,458
Customer deposit - related party	34,404	-
Accrued payroll	326,537	-
Accrued expenses	77,985	6,920
Accrued expenses - related party	-	320,000
Total current liabilities	2,329,906	969,955

Long term liabilities
Other long term liabilities	-	7,502
Contingent liability	70,600,000	-
Deferred tax liability	2,833,000	21,000
Total long term liabilities	73,433,000	28,502

Total liabilities	75,762,906	998,457

cbdMD, Inc. shareholders' equity (deficit):
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued and outstanding	-	-
Common stock, authorized 150,000,000 shares, $0.001 par value,
27,720,356 and 8,123,928 shares issued and outstanding, respectively	27,720	8,124
Additional paid in capital	96,130,158	21,781,095
Accumulated other comprehensive income (loss)	-	(2,512,539)
Accumulated deficit	(70,782,736)	(6,669,497)
Total cbdMD, Inc. shareholders' equity	25,375,142	12,607,183
Non-controlling interest	(229,420)	1,411,972
Total shareholders' equity	25,145,722	14,019,155

Total liabilities and shareholders' equity	$100,908,628	$15,017,612

cbdMD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2019 AND 2018
(Unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Sales	$9,784,199	$1,851,116	$19,042,098	$5,440,653
Sales related party	-	1,350,000	-	1,550,000
Total Gross Sales	9,784,199	3,201,116	19,042,098	6,990,653
Allowances	(1,739,863)	(2,686)	(4,075,381)	(23,558)
Net sales	8,044,336	1,848,430	14,966,717	5,417,095
Net sales related party	-	1,350,000	-	1,550,000
Total Net Sales	8,044,336	3,198,430	14,966,717	6,967,095
Cost of sales	2,959,198	1,106,706	5,584,868	1,858,651

Gross Profit	5,085,138	2,091,724	9,381,849	5,108,444

Operating expenses excluding impairment losses	11,230,914	1,464,239	18,680,857	4,089,006
Impairment of intangible assets	2,114,334	-	2,114,334	-
Operating expenses	13,345,248	1,464,239	20,795,190	4,089,006
Income (Loss) from operations	(8,260,110)	627,485	(11,413,341)	1,019,438
Realized and Unrealized gain (loss) on marketable securities	(497,451)	-	(1,705,069)	-
(Increase) of contingent liability	(21,547,606) )	-	(52,461,680)	-
Gain (loss) on disposal of property and equipment	-	-	(34,333)	(69,311)
Interest income (expense)	14,211	(232)	76,330	(737)
Income (loss) before provision for income taxes	(30,290,956)	627,253	(65,538,093)	949,390

Benefit (Provision) for income taxes	1,088,000	(62,000)	2,296,000	(6,000)
Net Income (Loss)	(29,202,956)	565,253	(63,242,093)	943,390
Net Gain (Loss) attributable to noncontrolling interest	(1,503,707)	359,179	(1,641,391)	465,848

Net Income (Loss) attributable to cbdMD, Inc. common shareholders	$(27,699,249)	$206,074	$(61,600,702)	$477,542

Net Income (Loss) per share:
Basic	$(1.19)	$0.03	$(4.22)	$0.06
Diluted	$-	$0.03	$-	$0.06

Weighted average number of shares Basic:	23,193,793	8,075,341	14,585,619	7,614,621
Weighted average number of shares Diluted:		8,092,931		7,637,012

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited)

	Nine Months Ended June 30,	Nine Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(63,242,093)	$943,390
Adjustments to reconcile net loss to net
cash used by operating activities:
Stock based compensation	2,022,812	386,719
Restricted stock expense	92,000	39,100
Issuance of stock / warrants for service	289,750	478,002
Intangible impairment	2,114,334	-
Inventory impairment	-	102,124
Depreciation and amortization	272,121	169,788
Gain on settlement of Note	(20,000)	-
Increase/(Decrease) in contingent liability	52,461,680	-
Realized and unrealized loss of marketable securities	1,705,069	-
Loss on sale of property and equipment	-	69,311
Non-cash consideration received for services	(470,000)	(3,404,502)
Changes in operating assets and liabilities:
Accounts receivable	399,074	(45,502)
Accounts receivable – related party	204,902	(637,675)
Other accounts receivable	(298,754)	(1,204,003)
Other accounts receivable – related party		236,364
Note receivable	(27,000)	(450,000)
Note receivable – related party	156,147	114,802
Merchant reserve	(199,907)	-
Inventory	(2,581,958)	10,340
Prepaid expenses and other current assets	(717,894)	(980,952)
Marketable securities	701,593	-
Accounts payable and accrued expenses	1,073,211	(324,785)
Accounts payable and accrued expenses – related party	(313,591)	(470,905)
Deferred revenue / customer deposits	(380,804)	121,916
Deferred tax liability	(2,296,000)	6,000
Cash used by operating activities	(9,055,308)	(4,840,368)

Cash flows from investing activities:
Net cash used for merger	(1,167,295)	-
Purchase of investment other securities	-	(300,000)
Purchase of intangible assets	(79,999)	(360,000)
Purchase of property and equipment	(359,421)	(2,465)
Cash used by investing activities	(1,606,715)	(662,465)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,009,897	10,927,535
Note Payable – related party	(764,300)	-
Deferred issuance costs	(232,914)	(285,086)
Cash provided by financing activities	18,012,683	10,642,449
Net increase (decrease) in cash	7,350,660	5,139,616
Cash and cash equivalents, beginning of period	4,282,553	284,246
Cash and cash equivalents, end of period	$11,633,213	$5,423,862

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED JUNE 30, 2019 AND 2018
(unaudited) (continued)

Supplemental Disclosures of Cash Flow Information:

	Nine Months ended June 30,	Nine Months Ended June 30,
	2019	2018

Cash Payments for:
Interest expense	$36,418	$505

Non-cash financial activities:
Warrants issued to secondary selling agent	$309,592	$171,600
Equity investment exchange to be issued in the future	$-	$160,000
Stock received for prior period services, adjusted for other accounts receivable write down prior to receipt	$1,352,000	$-
Adoption of ASU 2016-01	$2,512,539	$-